UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

AUTHORISZOR INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27869	75-2661571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o WRDC Ltd, First Floor, Ebor Court, Westgate, Leeds		LS1 4ND
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 113 245 4788

(Former name or former address, if changed since last report)

Item 4.                                     Change in Registrant’s Certifying Accountant

(a) Change in Registrant’s Certifying Accountant.

(i)                On February 19, 2004, Grant Thornton, L.L.P. resigned as the Registrant’s independent public accountants.  The Registrant’s Board of Directors has accepted this resignation and has participated in and approved the decision to work with a new independent public accounting firm to change public accountants.

(ii)             The report of Grant Thornton, L.L.P. on the Registrant’s financial statements for the fiscal year ended June 30, 2001 which was the last fiscal year in which Grant Thornton L.L.P. performed an audit and rendered a report, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii)          In connection with this last audit and any other previous audits, there have been no disagreements with Grant Thornton, L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Grant Thornton, L.L.P would have caused them to make reference to such disagreements in its report on the financial statement for any such years.

(iv)         During the most recent fiscal year and through March 15, 2004, none of the events specified in Item 304(a)(iv)(B) of Regulation S-B have occurred.

(v)            The Registrant has requested that Grant Thornton, L.L.P. furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements.  A copy of such letter as soon as it is obtained will be filed as an exhibit to an amendment of this Form 8-K.

(b) New Independent Public Accountants.

On March 10, 2004, the Registrant retained Holtz Rubenstein & Co., LLP to be its new principal independent accountants.  During the two most recent fiscal years and through March 10, 2004, the Registrant has not consulted with Holtz Rubenstein & Co., LLP regarding either (i) the applications of accounting principles to a specified transaction, either completed or proposed or any of the other matters set forth in Item 304(a)(2) of Regulation S-B and the related instructions thereto; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) or Regulation S-B and the related instructions thereto.

Item 5.                                     Other Events and Regulation FD Disclosure

(a)                       Note and Warrant Agreement

The Registrant on March 15, 2004 entered into a Loan and Warrant Agreement with Commercial Technology Limited (“CTL” or the “Lender”) pursuant to which CTL has agreed, in consideration for a warrant to purchase 7,000,000 shares of the Registrant’s Common

Stock at a per share exercise price of $0.01, to provide the Registrant with a loan of up to US$70,000. The first tranche of the loan will be drawn down in the amount of $20,000 on or about March 22, 2002. Subsequent tranches may be drawn down in tranches of $10,000 up until December 31, 2004. The loan has an interest rate of 6% and is payable on demand at any time, and in any case not later than December 31, 2004.

(b)                      Heads of Agreement.

The Registrant on January 23, 2004 entered into a non-binding Heads of Agreement with a third party to bring its SEC filings up to date, endeavour to obtain reinstatement on the Over-the-Counter Market and engage in a reverse merger transaction. Once a binding agreement has been reached, further disclosure will be made.

Item 7 Financial Statements and Exhibits.

(c)

4.1                                 Note to Commercial Technology Limited

4.2                                 Warrant to Commercial Technology Limited

4.3                                 The Loan and Warrant Agreement dated as of March 15, 2004 between the Registrant and Commercial Technology Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHORISZOR INC.

Date: March 16, 2004	By:	/s/ Garcia Hanson
Garcia Hanson
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Note to Commercial Technology Limited

4.2	Warrant to Commercial Technology Limited

4.3	The Loan and Warrant Agreement dated as of March 15, 2004 between the Registrant and Commercial Technology Limited.